FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust’s Rule 10f-3 Procedures

1.           Name of Purchasing Portfolio:  The BlackRock Pennsylvania Strategic MunicipalTrust (BPS), BlackRock AMT-Free Municipal Bond Portfolio (BR-MUNI),BlackRock National Municipal Fund (BR-NATL), BlackRock PennsylvaniaMunicipal Bond Fund (BR-PAMUNI)
2.	Issuer: Pennsylvania Turnpike Commission (Turnpike Subordinate Revenue Bonds, Series B of 2010)

3.           Date of Purchase:  7/23/10
4.           Underwriter from whom purchased: J.P. Morgan Securities Inc.
5.	Name of Affiliated Underwriter (as defined in the Trust’s procedures) managing or participating in syndicate: PNC Capital Markets

a.	List Members of Underwriting Syndicate:

J.P. Morgan Securities Inc., Goldman, Sachs & Co., Jefferies & Company, Inc., Loop Capital Markets LLC, PNC Capital Markets, Boenning & Scattergood, Inc., Edward D. Jones & Co., Janney Montgomery Scott LLC, Quoin Capital LLC, Raymond James & Associates, Inc.

6.
Aggregate principal amount purchased (out of total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)):   (BPS) $150,000 out of $273,526,107.95 (BR-MUNI) $1,130,000 out of $273,526,107.95; (BR-NATL) $5,670,000 out of $273,526,107.95; (BR-PAMUNI) $1,550,000 out of $273,526,107.95

7.
Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)):

$8,500,000 out of $273,526,107.95
8.	Purchase price (net of fees and expenses): $99.697
9.	Date offering commenced (if different from Date of Purchase): 7/22/10
10.	Offering price at end of first day on which any sales were made:
11.           Have the following conditions been satisfied:                                                                                     Yes           No
a.           The securities are part of an issue registered under
the Securities Act of 1933, as amended, which
is being offered to the public, or are Eligible Municipal
Securities, or are securities sold in an                                                                 Eligible Foreign
Offering or are securities sold in an Eligible Rule 144A
Offering or part of an issue of government
securities.                                                                           _X__           ___

b.           The securities were purchased prior to the
end of the first day on which any sales
were made, at a price that was not more
than the price paid by each other
purchaser of securities in that offering
or in any concurrent offering of the
securities (except, in the case of an
Eligible Foreign Offering, for any rights
to purchase required by laws to be granted
to existing security holders of the
Issuer) or, if a rights offering, the
securities were purchased on or before the
fourth day preceding the day on which the
rights offering terminated.                                                                           _X__           ___

c.           The underwriting was a firm commitment
underwriting.                                                                                     _X__           ___

d.           The commission, spread or profit was
reasonable and fair in relation to that
being received by others for underwriting
similar securities during the same period.                                                                                     _X__           ___

e.           In respect of any securities other than
Eligible Municipal Securities, the issuer
of such securities has been in continuous
operation for not less than three years
(including the operations of predecessors).                                                                                     _X__           ___

f.	Has the affiliated underwriter confirmed
that it will not receive any direct or indirect
benefit as a result of BlackRock's participation
in the offering?                                                                           _X__           ___

Approved: _        Janine Bianchino__________   Date:       __08/18/10______